UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2009
Penn Millers Holding Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-34496	80-0482459

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72 North Franklin Street, Wilkes-Barre, Pennsylvania	18773

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number (including area code): (800) 822-8111
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 16, 2009, Penn Millers Holding Corporation (the “Company”) closed its initial public offering at approximately $54 million, including the purchase by its employee stock ownership plan of 9.99% of the offering. Shares of Penn Millers Holding Corporation are expected to begin trading on Monday, October 19, 2009, on the NASDAQ Global Market under the symbol “PMIC.”
     A copy of the press release announcing the closing of the offering is filed as part of this Form 8-K and is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Press Release of Penn Millers Holding Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN MILLERS HOLDING CORPORATION
Dated: October 16, 2009	By:	/s/ Douglas A. Gaudet
Douglas A. Gaudet
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number

99.1	Press Release of Penn Millers Holding Corporation